LEASE GUARANTY

In order to induce RGA Reinsurance Company, an Missouri corporation (“Lender”), to enter provide an $11,000,000 mortgage loan (the “Loan”) to TDG Adairsville, LLC, a Georgia limited liability company (“Borrower”), secured, inter alia, by Borrower’s assignment of its interest in that certain Lease Agreement of even date herewith (the “Lease”), between Borrower and TDG Operations LLC (“Tenant”), and in consideration of the benefits inuring to the undersigned (the “Guarantor”) under the Loan and the Lease, the receipt and sufficiency of which are represented by Guarantor to Lender to be sufficient and adequate, Guarantor hereby unconditionally guarantees the performance of all of Tenant’s obligations under the Lease, including, without limitation, the payment of rental as provided therein. This Guaranty shall remain in full force throughout the original 20-year Lease term.

This Guaranty is a guaranty of payment and performance, and not of collection. Guarantor hereby waives notice of acceptance of this Guaranty agreement and all other notices in connection herewith or in connection with the liabilities, obligations and duties guaranteed hereby, including notices to it of default by Tenant under the Lease or by Borrower under the Loan, and hereby waives diligence, presentment, protest and suit on the part of Borrower or Lender in the enforcement of any liability, obligation or duty guaranteed hereby.

Guarantor further agrees that Lender shall not be first or concurrently required to enforce against Borrower, Tenant or any other person, any liability, obligation or duty guaranteed hereby before seeking enforcement thereof against Guarantor. The liability of Guarantor shall not be affected by any indulgence, compromise, settlement or variation of terms which may be extended to Borrower by Lender, or to Tenant by Borrower, or agreed upon by Lender, Borrower or Tenant, and shall not be affected by any assignment by Tenant of its interest in the Lease, nor shall the liability of Guarantor be affected by the insolvency, bankruptcy (voluntary or involuntary) or reorganization of Borrower or Tenant, nor by the voluntary or involuntary liquidation, sale or other disposition of all or substantially all of the assets of Borrower or Tenant, or by the release of any other guarantor. Lender, Borrower and Tenant, without notice to or consent by Guarantor, may at any time or times enter into such modifications, extensions, amendments or other covenants respecting the Lease as they may deem appropriate and Guarantor shall not be released thereby, but shall continue to be fully liable for the performance of all obligations and duties of Tenant under the Lease as so modified, extended or amended.

Guarantor further agrees (1) to indemnify and hold harmless Landlord from and against any claims, damages, expenses or losses, including to the extent permitted by law, the reasonable fees of an attorney, resulting from or arising out of any breach of the Lease by Tenant or by reason of Tenant’s failure to perform any of its obligations thereunder, and (2) to the extent permitted by law, to pay any costs or expenses, including the reasonable fees of an attorney, incurred by Borrower or Lender in enforcing this Guaranty.

Guarantor acknowledges that Borrower has assigned its rights under the Lease to Lender as security for the Loan and as long as any indebtedness of Borrower shall be outstanding under the Loan and such assignment of the Lease shall exist, Lender shall be entitled to bring any suit, action or proceeding against the undersigned for the enforcement of any provision of this Guaranty and it shall not be necessary in any such suit, action or proceeding to make Borrower a party thereto. This Guaranty may not be modified or amended without the prior written consent of Lender, and any attempted modification or amendment without such consent shall be void.

This Guaranty shall be binding upon Guarantor and Guarantor’s heirs, legal representatives, successors and assigns and shall inure to the benefit of Landlord and its successors and assigns. This Guaranty shall be governed by and construed and enforced in

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accordance with the laws of the State where the Leased Premises are located. If there is more than one Guarantor, the liability of each Guarantor shall be joint and several.

All existing and future advances by Guarantor to Tenant, and all existing and future debts of Tenant to any Guarantor, shall be subordinated to all obligations owed to Borrower under the Lease and this Guaranty; provided that as long as Tenant is not in default under the Lease, Tenant may pay such amounts owed to Guarantor in accordance with the terms thereof and in the ordinary course of business. Guarantor assumes the responsibility to remain informed of the financial condition of Tenant and of all other circumstances bearing upon the risk of Tenant’s default, which reasonable inquiry would reveal, and agrees that neither Borrower nor Lender shall have any duty to advise Guarantor of information known to it regarding such condition or any such circumstance. Neither Borrower nor Lender shall be required to inquire into the powers of Tenant or the officers, employees, partners or agents acting or purporting to act on its behalf, and any indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed under this Guaranty. Each Guarantor hereby represents and warrants to Borrower and Lender that such Guarantor has received a copy of the Lease, has read or had the opportunity to read the Lease and understands the terms of the Lease. The provisions in the Lease relating to the execution of additional documents, legal proceedings by Borrower against Tenant, severability of the provisions of the Lease, interpretation of the Lease, notices, waivers, the applicable laws which govern the interpretation of the Lease and the authority of Tenant to execute the Lease are incorporated herein in their entirety by this reference and made a part thereof.

IN WITNESS WHEREOF, Guarantor has caused this instrument to be executed this _____ day of March, 2022.

                    THE DIXIE GROUP, INC.

                    By:
                        Allen L. Danzey
                        Chief Financial Officer

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